UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2025

TruGolf Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40970	85-3269086
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

60 North 1400 West Centerville, Utah	84014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 298-1997

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	TRUG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 14, 2025, TruGolf Holdings, Inc. (the “Company”) entered into an Equity Purchase Facility Agreement (the “EPFA”) with an institutional investor (the “Investor”). Pursuant to the EPFA, subject to certain conditions precedent contained therein, the Company has the right to issue and sell to the Investor, from time to time, and the Investor shall purchase from the Company, up to an aggregate of $20 million (the “Commitment Amount”) in newly issued shares of the Company’s Class A common stock, par value $0.0001 per share (the “Shares”). The Company may not issue any Shares (including the Commitment Shares, as defined below) without first obtaining stockholder approval for such issuance as required by the rules and regulations of the Nasdaq Stock Market LLC (“Nasdaq”) (such date, the “Stockholder Approval Date”).

Upon the terms and subject to the conditions of the EPFA, at any time until the EPFA is terminated, the Company, in its sole discretion, has the right, but not the obligation, to issue and sell to the Investor, and the Investor must subscribe for and purchase from the Company, Shares (“Advance Shares”) by the delivery to the Investor of Advance Notices (as defined below). The Company must, in its sole discretion, select the number of Advance Shares, not to exceed the Maximum Advance Amount (as defined in the EPFA), it desires to issue and sell to the Investor in each Advance Notice and the time it desires to deliver each written notice to the Investor setting forth the number of Advance Shares that the Company desires to issue and sell to the Investor (the “Advance Notice”). There is no mandatory minimum Advances and there is no non-usage fees for not utilizing the Commitment Amount or any part thereof. The price per Advance Share will be determined by multiplying the market price by 93% in respect of an Advance Notice.

In connection with entering into the EPFA, the Company agreed to issue a commitment fee in an amount equal to 1.00% of the Commitment Amount (the “Commitment Fee”) by the issuance to the Investor of such number of Shares (collectively, the “Commitment Shares”) that is equal to the Commitment Fee divided by the lowest Daily VWAP of the Shares during the 10 Trading Days immediately prior to the Effective Date (as defined in the EPFA). Fifty percent (50%) of the Commitment Shares is due and must be issued on the Stockholder Approval Date and the remaining fifty percent (50%) of such Commitment Shares will be due and issued on the date the Company delivers the first Advance Notice to the Investor, provided that such Advance Notice is received prior to the six (6) month anniversary of the Effective Date.

Pursuant to the terms of the EPFA, the Company is required to hold a special meeting of stockholders, no later than ninety (90) calendar days following the date of the EPFA, to seek approval of the issuance of all of the Shares that may be issuable pursuant to the EPFA, including the Commitment Shares, in compliance with the rules and regulations of Nasdaq.

In connection with entering into the EPFA with the Investor, the Company also entered into a Registration Rights Agreement (the “RRA”) with the Investor. Pursuant to the RRA, the Company agreed to register the resale the Shares that are to be issued to the Investor under the EPFA within certain time periods set forth in the RRA. If the registration statement covering the resale of such Shares is not filed or declared effective by certain dates set forth in the RRA, the Company will be required to pay the Investor certain amounts as liquidated damages.

The offer and sale to the Investor of the Shares issuable under the EPFA will be made in reliance upon Section 4(a)(2) under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), or upon such other exemption or exclusion from the registration requirements of the Securities Act as may be available with respect to any or all of the transactions with the Investor to be made under the EPFA.

The foregoing descriptions of the EPFA and RRA are not complete and are qualified in their entirety by reference to the full text of the EPFA and RRA, copies of which are filed as Exhibits 10.1 and 10.2, respectively, hereto and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Information regarding unregistered sales of securities set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description

10.1	Form of Equity Purchase Facility Agreement
10.2	Form of Registration Rights Agreement
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2025	TRUGOLF HOLDINGS, INC.

	By:	/s/ Christopher Jones
	Name:	Christopher Jones
	Title:	Chief Executive Officer